EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Magna-Lab Inc. on Form S-8 (Registration Nos. 333-47960 and 333-35516) of our report dated May 2, 2002, which appears in the Annual Report on Form10-KSB of Magna-Lab Inc. for the year ended February 28, 2002.



                                    /s/ Rothstein Kass & Company, P.C.


ROSELAND, NEW JERSEY
May 24, 2001